KPMG LLP
Suite 1400
55 Second Street
San Francisco, CA 94105

Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-232714) on Form S-8 and (No. 333-240311) on Form S-3 and Form S3/A of our report dated March 14, 2024, with respect to the consolidated financial statements of AssetMark Financial Holdings, Inc. and its subsidiaries (the "Company") as of December 31, 2023 and 2022 which appears in the December 31, 2023 annual report on Form 10-K of the Company.
/s/ KPMG LLP
San Francisco, California
March 14, 2024